Horizon Bancorp, Inc. Announces Earnings Conference Call
to Review Third Quarter 2020 Results on October 29

MICHIGAN CITY, Ind., October 5, 2020 — (NASDAQ GS: HBNC) Horizon Bancorp, Inc. (“Horizon” or the “Company”) will host a conference call at 7:30 a.m. CT on Thursday, October 29, 2020 to review its third quarter 2020 financial results.

The Company’s third quarter 2020 news release will be released after markets close on Wednesday, October 28, 2020. It will be available in the “Investor Relations” section of the Company’s website, www.horizonbank.com.

Participants may access the live conference call on October 29, 2020 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 877-317-6789 from the United States, 866-450-4696 from Canada or 412-317-6789 from international locations and requesting the “Horizon Bancorp Call.” Please dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference call through November 5, 2020. The telephone replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other international locations, and entering the access code 10148396.

About Horizon Bancorp, Inc.
Horizon Bancorp, Inc. is an independent, commercial bank holding company serving Indiana and Michigan through its commercial banking subsidiary, Horizon Bank. Horizon may be reached online at www.horizonbank.com. Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Contact:
Mark E. Secor, Chief Financial Officer
Phone: (219) 873–2611
Fax: (219) 874–9280